KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                            47, Avenue Hoche
FAX (212) 715-8000                                               75008 Paris
                                                                   France

                                April 30, 2002





Stralem Fund
405 Park Avenue
New York, New York  10022

      Re:   Stralem Fund, Registration No. 2-34277
            Post Effective Amendment No. 48
            ----------------------------------------

Gentlemen:

            We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 48, to Stralem Fund's Registration Statement on Form N-1A.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP